Exhibit 99.1

Investor Presentation November 15, 2010

Page 1 This presentation includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. We disclaim any obligation to update any forward-looking statements contained herein, except as may be required pursuant to applicable law. With respect to forward-looking statements in this press release, the company seeks the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks and uncertainties include 1) that the continued decline of our consumer access subscribers, combined with the change in mix of our consumer access subscriber base from narrowband to broadband, will adversely affect our results of operations; (2) that we will have less ability in the future to implement cost reductions to offset our revenue declines, which will adversely affect our results of operations; (3) that we face significant competition which could reduce our profitability; (4) that adverse economic conditions may harm our business; (5) that we may not be able to execute our business strategy for our Business Services segment, which could adversely impact our results of operations and cash flows; (6) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (7) that our business is dependent on the availability of third-party telecommunications service providers; (8) that we may be unable to retain sufficient qualified personnel, particularly in light of recent workforce and cost reduction initiatives and in a recovering economy, and the loss of any of our key executive officers could adversely affect us; (9) that we may be unsuccessful in making and integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (10) that if we do not continue to innovate and provide products and services that are useful to subscribers, we may not remain competitive, and our revenues and operating results could suffer; (11) that our business may suffer if third parties used for customer service and technical support and certain billing services are unable to provide these services or terminate their relationships with us; (12) that interruption or failure of our network and information systems and other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (13) that government regulations could adversely affect our business or force us to change our business practices; (14) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (15) that we may not be able to protect our intellectual property; (16) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (17) that if we are unable to successfully defend against legal actions we could face substantial liabilities; (18) that our business depends on effective business support systems, processes and personnel; (19) that as a result of our continuing review of our business, we may have to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges; (20) that we may be required to recognize additional impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position; (21) that we may have exposure to greater than anticipated tax liabilities and the use of our net operating losses and certain other tax attributes could be limited in the future; (22) that we may reduce, or cease payment of, quarterly dividends; (23) that our stock price may be volatile; (24) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; (25) that provisions of our second restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of management; (26) that we may be unsuccessful completing or integrating our pending acquisition of ITC^DeltaCom, which could result in operating difficulties, losses and other adverse consequences; and (27) that we will be exposed to additional risks specific to ITC^DeltaCom’s business and industry following the completion of the merger, which could adversely affect our financial condition, results of operations and cash flows. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2009 and this Form 10-Q for the period ended September 30, 2010. Cautionary Information Regarding Forward Looking Statements

Evolution of EarthLink Strategy Page 2 EarthLink’s Business Pre-ITC^DeltaCom: Cash producing, but declining Consumer ISP (61% of revenue is broadband) Under-scaled, but improving nationwide IP managed services business (New Edge Networks) Periodic buybacks and $0.16/quarter dividend $771M of cash and marketable securities (September 30, 2010) and growing Strategic Alternatives: Interest in a strategic transformational transaction began in 2007 “Narrow goalposts” due to our desire for: A scaled business already generating cash A reasonable price / multiple SMB space became increasingly attractive given our belief that: Explosive growth in IP traffic would continue to have strategic relevance We could leverage our expertise in taking out costs Adding scale to New Edge with a fiber infrastructure would optimize the asset Our balance sheet would be unique in the space Fund organic growth Fund strategic growth – we believe further industry consolidation can create shareholder value

EarthLink deltacom

EarthLink's Capabilities Pre DeltaCom


Margins are higher as you move up but…
It all builds upon transport and connectivity
Value Add
Services
Connectivity
Transport
Voice CPE
Data CPE
Security
Cloud
ASP/Hosting
Integration
My Edge
Voice
Video
Data
MPLS
ATM
Frame Relay
Wi-Fi
EVDO
LTE / 4G
3G
Copper
Fiber
Airwaves
Coax
Leased

Page 3

EarthLink deltacom

ITC^DeltaCom Transaction Overview

CONSIDERATION	- $3.00 Per share in cash; $516 million total consideration - Includes the asssumption of Deltacom's existing debt $325 million due 2016 - Multiple of 4.7x Adjusted EBITDA LTM as of Q2 '10, including expected cost synergies and adjusted for one-time transaction costs - Transaction unanimously approved by both Boards of Directors
MANAGEMENT	- Chariman & CEO: Rolla Huff - President & COO: Joe Wetzel - CFO: Brad Ferguson
HEADQUARTERS	- Atlanta, GA
SYNERGIES	- $20 million in expected run-rate synergies - Expect positive incremental operating cash flow in 12 months
TIMING	- Expected Closing Late Q4' 10 - Early Q1' 11 - Completion requires certain customary regulatory approvals
DIVIDEND	- EarthLink to maintain $0.16 per share quarterly dividend - ~7.5% Yield based on last twelve months average share price

Page 4

The Combined Company Financial Strength: Ongoing free cash flow generation $73 million most recent quarter pro-forma Adjusted EBITDA $771 million in cash and marketable securities and $515 million of net cash (EarthLink as of 9/30/10) Will be reduced by approximately $191 million at closing $146 million share repurchase authorization $0.16 / share ongoing dividend Highly unlevered relative to peers Page 5 Operational Strength: 16.4k total route miles across the southeast 12.5k miles owned or IRU 35 metro fiber rings in key markets Full suite of voice, data, and managed services to business customers Fiber services to carriers and enterprises National footprint and award winning products such as MPLS over DSL Management team history of execution, decades of relevant industry experience. Core competencies of cost reduction and market development Combined company generates significant free cash flow, owns strategically valuable fiber network, has an experienced management team with industry expertise and is in a unique position to fund further organic or strategic growth. Most recently reported numbers are Q3 2010 (ITC^DeltaCom) and Q3 2010 (EarthLink). Dollars are in millions. Adjusted EBITDA is a non-GAAP measure. See appendix for additional information on non-GAAP measures.

National Network with Local Density Pro Forma Page 6

Page 7 EarthLink’s Capabilities Post Acquisition In addition to a richer Fiber network, the combined company now benefits from additional scale Copper Fiber Coax Transport Connectivity 3G Services Value Add Cloud Security ASP/Hosting Integration MPLS ATM LTE / 4G Frame Relay Wi-FI EVDO Airwaves Now participate in all 3 – before was just Data Now have more robust mix of services and value adds Plus own the fiber network My Edge Data CPE Voice CPE

Consumer Business Continues to Generate Significant FCF Page 8 Free Cash Flow is a non-GAAP measure. See appendix for additional information on non-GAAP measures. Free cash flow margins have expanded due to disciplined cost structure management and attenuating top line Churn continues to fall as the tenure of our subscriber base increases 2.5% 3.5% 4.5% Q4 '08 Q1 '09 Q2 '09 Q3 '09 Q4 '09 Q1 '10 Q2 '10 Q3 '10 Churn Rate % $0 $10 $20 $30 $40 $50 $60 $70 $80 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% Q4 '08 Q1 '09 Q2 '09 Q3 '09 Q4 '09 Q1 '10 Q2 '10 Q3 '10 Free Cash Flow $ Millions % of Revenue

Most Recent Quarter Pro Forma Financials Page 9 Most recently reported numbers are Q3 2010 (ITC^DeltaCom) and Q3 2010 (EarthLink). Dollars are in millions. Adjusted EBITDA and Free Cash Flow are non-GAAP measures. See appendix for additional information on non-GAAP measures. Significant free cash flow generation even prior to $20 million annual run rate synergies Revenue 145 $ 111 $ 256 $ Adj. EBITDA 51 $ 22 $ 73 $ % Margin 35.0% 19.6% 28.3% CAPEX 3 $ 15 $ 18 $ as a % of Revenue 2.0% 13.3% 6.9% FCF (Unlevered) 48 $ 7 $ 55 $ as a % of Revenue 33.0% 6.3% 21.4% Pro Forma

EarthLink deltacom

Synergies

COST SYNERGIES	- Expected recurring annual synergies of $20 million by year 2 - ~$15M one-time cost to achieve the synergies
DISTRIBUTION OF SYNERGIES	- Half of synergies are back office and SG&A - Half of synergies are network and systems related
REVENUE SYNERGIES	- No revenue synergies assumed in the $20 million number, but we believe we can close more sales together than apart

ACHIEVABILITY	- EarthLink Management team has proven history of cost excellence
	- Most recent quarter versus management team's first quarter at ELNK:
	  - Adjusted EBITDA Margin: 35% in Q3'10 vs. 14% in Q2'07
	  - Free Cash Flow: $48 million in Q3'10 vs. $30 million in Q2'07
	  - Total SG&A: $43 million in Q3'10 vs $165 million in Q2'07

$20 million of achievable cost synergies

Page 10

Adjusted EBITDA and Free Cash Flow are non-GAAP measures. See appendix for additional information on non-GAAP measures.

Combined Capitalization Page 11 Strong combined balance sheet $ Millions. Cash less short term debt: $325 Million EarthLink Cash and Marketable Securities as of Q3'10 $771 Net Cash Paid for Deltacom -191 Total Cash Adjusting out Purchase Price $580 3.25% Convertible Debt due 2011 $255 Revolver $(30M undrawn) - 10.5% Senior Secured Notes due 2016 325 Total Debt $580 0 $ Debt Cash Net (Cash) / Debt

Principal LTM Adj. EBITDA (plus $20M synergies) Gross Debt : LTM Adj. EBITDA Net Debt : LTM Adj. EBITDA Leverage Ratios Company significantly unlevered relative to the industry EarthLink is in a unique position to deploy cash in a value-creating way Page 12 Adjusted EBITDA is for the last twelve months through Q3’10 EarthLink and Q3’10 ITC^DeltaCom including $20M of synergies. Dollars are in Millions. Adjusted EBITDA is a non-GAAP measure. See appendix for additional information on non-GAAP measures. Pro-Forma Industry Comps $255 $325 $580 $216 $108 $324 1.2 3.0 1.8 3x - 6x n/a 2.8 0.0 1x - 5x

Appendix

DeltaCom Services Overview

Deltacom

	Retail	Enterprise	Fiber
Revenue (LTM)	$346 million 77% of total revenue Retail revenue ~$330M Equipment revenue ~$16M	$39 million 9% of total revenue	$61 million 14% of total revenue ~85% broadband capacity from fiber business
Customer focus	Small and medium sized businesses	Enterprise customers Governmental agencies	Other telecom carriers CLECs, IXCs, RBOCs
Services provided	Voice and data Systems and installation Long distance	Voice and data Long distance	Broadband transport PRI & colocation Voice and data Operator services
Customers	~32,000	~60	~100

Page 14

LTM as of 9/30/2010

15 Key Executives Rolla P. Huff Chairman and Chief Executive Officer Joined in June 2007 and led a restructuring effort that focused EarthLink on its core access and award-winning customer service competencies. Leads a team of employees across the country dedicated to building positive customer lifetime value that translate into positive shareholder value. 20-year record of achievement as a business, operational and financial strategist. Former chairman and chief executive officer of Mpower Communications, a facilities-based provider of broadband data and voice services to business customers, from 1999 until 2006 when successfully closed a $200 million all cash sale to another competitive local exchange provider. Previously president and chief operating officer of Frontier Communications, leading negotiation of $13 billion merger with Global Crossing Ltd. Joined Frontier in May 1998 as executive vice president and chief financial officer. Served more than 5 years with AT&T Corporation and AT&T Wireless, holding executive positions including president, central United States for AT&T Wireless responsible for wireless business in 15 states, encompassing 1.6 million customers and more than $1 billion in annual revenue. Senior vice president and CFO for AT&T Wireless from 1995 to 1997. Prior to CFO, was financial vice president of AT&T's corporate mergers and acquisitions group, involved in the acquisition and integration of McCaw Cellular, AT&T's successful bid for $1.5 billion in PCS licenses, and the sale of AT&T's interest in LIN Broadcasting. More than 10 years with NCR Corporation in accounting, financial planning, and operations in domestic and international business units. Joe Wetzel, President and Chief Operating Officer Joined in 2007 responsible for operations, customer care, revenue, network engineering and information technology. President and Chief Operating Officer of Mpower Communications, delivering voice and data to consumer, business and wholesale customers in major US markets. MediaOne Group Vice President of Technology led corporate engineering functions at the third largest U.S, cable company. Oversaw technology development to deliver advanced voice, data, and video over an upgraded broadband cable network. Involved in business development with MediaOne merger with AT&T. Broad range of senior level Technology and Operations positions within U S WEST. Brad Ferguson, Chief Financial Officer Chief Financial Officer since August 2009. EarthLink's Vice President, Controller since September 2005 and Principal Accounting Officer; previously EarthLink's Vice President, Commercial Finance and Treasurer. Joined EarthLink with merger with MindSpring Enterprises, Inc. in 2000, where he was Vice President, Treasurer of MindSpring Previously member of the audit practice at Arthur Andersen LLP.

Appendix - Non GAAP Information EarthLink Non-GAAP Measures Adjusted EBITDA is defined by EarthLink as income from continuing operations before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, gain (loss) on investments, net, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs. Free cash flow is defined by EarthLink as income from continuing operations before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, gain (loss) on investments, net, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs, less cash used for purchases of property and equipment and purchases of subscriber bases. Adjusted EBITDA and free cash flow are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These financial performance measures are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies, and they should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. generally accepted accounting principles. These financial performance measures are commonly used in the industry and are presented because EarthLink believes they provide relevant and useful information to investors. EarthLink utilizes these financial performance measures to assess its ability to meet future capital expenditures and working capital requirements. EarthLink also uses these financial performance measures to evaluate the performance of its business, for budget planning purposes and as factors in its employee compensation programs. ITC^DeltaCom Non-GAAP Measures Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest income and expense, net, provision for income taxes, depreciation and amortization, stock-based compensation, non-cash loss on extinguishment of debt, write-off of debt discount and issuance cost, prepayment penalties on debt, equity commitment fees, restructuring expenses, merger-related expenses, asset impairment loss and other income or loss. Not all of these adjustments are applicable in every period. Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA (as defined above) less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable–construction. Adjusted EBITDA and adjusted unlevered free cash flow are not financial measurements under U.S. generally accepted accounting principles. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Adjusted EBITDA” in the ITC^DeltaCom Annual Report on Form 10-K for the 2009 fiscal year for additional information regarding management’s reasons for including adjusted EBITDA data and for material limitations with respect to the usefulness of this measure. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Adjusted EBITDA” in the ITC^DeltaCom Quarterly Report on Form 10-Q for the period ended September 30, 2010 for additional information regarding management’s reasons for including adjusted unlevered free cash flow data and for material limitations with respect to the usefulness of this measure. ITC^Deltacom Acquisition Page 16

EarthLink deltacom

EarthLink - Non GAAP Reconciliations

EARTHLINK, INC.
Reconciliation of Net Income to Adjusted EBITDA and Free Cash Flow
(in thousands)

	Three Months Ended								Twelve Months Ended
	Dec. 31 2008	Mar. 31 2009	June 30 2009	Sept. 30, 2009	Dec. 31 2009	Mar. 31 2010	June 30 2010	Sept. 30, 2010	Sept. 30, 2010
Income from continuing operations	$ 24,446	$ 32,497	$ 31,485	$ 29,867	$ 193,269	$ 26,747	$ 28,040	$ 21,385	$ 269,441
Income tax (benefit) provision	(56,107)	20,944	17,896	16,914	(181,839)	16,792	17,182	15,139	(132,726)
Depreciation and amortization	6,982	6,509	6,069	6,032	5,352	4,748	4,577	4,327	19,004
Stock-based compensation expense	5,814	4,390	3,026	3,136	2,679	2,667	1,707	2,704	9,757
Gain (loss) on investments, net	2,969	(259)	(11)	(35)	1,626	(418)	(154)	-	1,054
Interest expense and other, net	4,605	4,291	5,100	5,067	5,346	5,292	5,483	5,466	21,587
Impairment of goodwill and intangible assets	78,672	-	-	-	24,145	-	-	-	24,145
Restructuring and acquisition-related costs	4,973	488	4,927	(97)	297	1,435	(89)	1,921	3,564
Adjusted EBITDA	72,354	68,860	68,492	60,884	50,875	57,263	56,746	50,942	215,826
Purchases of property and equipment	(1,877)	(3,133)	(1,927)	(5,588)	(2,471)	(3,072)	(2,711)	(2,965)	(11,219)
Purchases of subscriber bases	(352)	-	-	-	-	-	-	-	-
Free cash flow	$ 70,125	$ 65,727	$ 66,565	$ 55,296	$ 48,404	$ 54,191	$ 54,035	$ 47,977	$ 204,607
Revenue	$216,069	$199,063	$185,597	$174,521	$164,548	$157,258	$153,007	$145,158	
Free cash flow % of revenue	32%	33%	36%	32%	29%	34%	35%	33%	

Page 17
ITC^Deltacom Acquisition

ITC^DeltaCom - Non GAAP Reconciliations ITC^Deltacom Acquisition Page 18 Three Months Twelve Months Ended Ended September 30, September 30, 2010 2010 Net loss (4,698) $ (12,341) $ Depreciation and amortization 13,810 60,098 Stock-based compensation expense 896 3,215 Interest income and expense, net 9,633 27,737 Write-off of debt discount and issuance cost - 7,948 Other (income) loss 2,114 1,337 Estimated synergies* - 20,000 Adjusted EBITDA 21,755 $ 107,994 $ * Represents estimated cost synergies of EarthLink and ITC^DeltaCom merger Three Months Ended September 30, 2010 Net loss (4,698) $ Depreciation and amortization 13,810 Stock-based compensation expense 896 Interest income and expense, net 9,633 Write-off of debt discount and issuance cost - Other (income) loss 2,114 Capital expenditures (15,472) Change in accounts payable - construction 704 Adjusted unlevered free cash flow 6,987 $ Reconciliation of Net Loss to Adjusted Unlevered Free Cash Flow (in thousands) ITC^DELTACOM, INC. Reconciliation of Net Loss to Adjusted EBITDA (in thousands) ITC^DELTACOM, INC.